Exhibit 99.1
Noranda Reports Second Quarter 2013 Results
Second Quarter 2013 Highlights

•	Total segment profit was $25.0 million, compared to $36.3 million in first quarter 2013 and $49.1 million in second quarter 2012

•	Excluding special items, diluted EPS was a loss of $0.16, compared to a loss of $0.02 in first quarter 2013 and income of $0.11 in second quarter 2012

•	Reported diluted EPS was a loss of $0.18, compared to income of $0.01 in first quarter 2013; and $0.36 in second quarter 2012

•	Operating activities provided $16.8 million of cash flow, compared to $2.1 million used in first quarter 2013 and $1.9 million used in second quarter 2012

•	Average realized Midwest transaction price per pound shipped was $0.95, compared to $1.03 in first quarter 2013 and $1.01 in second quarter 2012

•	Net cash cost was $0.83 per pound, compared to $0.81 in first quarter 2013 and $0.73 per pound in second quarter 2012
Franklin, Tennessee – July 24, 2013 – Noranda Aluminum Holding Corporation (NYSE: NOR) today reported results for second quarter 2013.
“We are pleased with our performance during second quarter 2013, where we combined stable shipment volumes with reliable production across our integrated platform," said Layle K. (Kip) Smith, Noranda's President and Chief Executive Officer. "At the same time, our results were negatively affected by a decline in the LME aluminum price, driven by macroeconomic uncertainty around global manufacturing activity and China's economy."
"In the current price environment, we have taken and continue to take appropriate actions to manage our liquidity position and provide for prudent investment in long-term growth. In addition to managing our controllable costs and working capital, in May 2013 we entered into a $50 million incremental term loan facility under our existing term loan credit agreement and obtained $15 million in additional commitments under our existing asset-based revolving credit agreement. When we consider our overall operating performance through second quarter, our debt maturity profile, and the prospects of further modest improvements in the US economy, we are encouraged by our opportunities for 2013 and our capability to pursue them, despite current LME aluminum prices."
At June 30, 2013, the Company had $57.8 million of cash and cash equivalents. Available borrowing capacity under the Company's asset-based revolving credit facility was $143.1 million, calculated as of June 30, 2013.
Excluding special items, Noranda's second quarter 2013 results were a net loss of $10.6 million ($0.16 loss per diluted share), compared to a net loss of $1.3 million ($0.02 loss per diluted share) in first quarter 2013 and second quarter 2012 net income of $7.7 million ($0.11 per diluted share). Reported second quarter 2013 results were a net loss of $12.3 million ($0.18 loss per diluted share), compared to first quarter 2013 net income of $0.6 million ($0.01 per diluted share) and second quarter 2012 net income of $25.3 million ($0.36 per diluted share).
Second Quarter 2013 Results
Sales for second quarter 2013 were $352.0 million, compared to $338.4 million in first quarter 2013 and $371.7 million in second quarter 2012.

•
Comparing second quarter 2013 to first quarter 2013, sales increased $13.6 million, representing the net effect of a $32.6 million favorable impact from improved volumes, offset by the $19.0 million negative impact from pricing. Compared to the first quarter of 2013, shipments to external customers increased in the Alumina segment, as did shipment volumes to external customers in the Primary Aluminum and Flat-Rolled Products segments. Related to pricing, lower LME aluminum prices during second quarter 2013 negatively impacted revenues in the Alumina, Primary Aluminum, and Flat-Rolled segments. Where applicable, Midwest product premiums remained stable comparing second quarter 2013 to first quarter 2013.

•
Comparing second quarter 2013 to second quarter 2012, sales decreased $19.7 million, primarily due to lower second quarter 2013 LME aluminum prices that negatively impacted revenues in the Alumina, Primary Aluminum, and Flat-Rolled Products segments.

Total second quarter 2013 segment profit was $25.0 million, compared to $36.3 million in first quarter 2013 and $49.1 million in second quarter 2012.

•
Comparing second quarter 2013 to first quarter 2013, segment profit decreased $11.3 million. This decrease reflects a $14.8 million negative impact from lower LME aluminum prices. In addition, higher natural gas prices, higher fuel adjustment charges and seasonal peak power rates added to the decline in segment profit which the Company was only partially able to offset by the net favorable impact of higher third party shipment volumes.

•
Comparing second quarter 2013 to second quarter 2012, segment profit decreased by $24.1 million. Elements with a negative impact on segment profit included the $13.5 million effect from lower LME aluminum prices in the Alumina and Primary Aluminum segments, an $8.1 million impact from higher natural gas prices in the Alumina and Flat-Rolled segments, a $4.6 million impact from higher electricity costs in the Primary Aluminum segment following a rate increase which became effective in January 2013, and a $1.8 million increase in Corporate segment costs. Elements with a positive impact on segment profit included the $3.0 million effect of improved product premiums in the Primary Aluminum and Flat-Rolled segments, and a $2.3 million impact from chemical and carbon-based commodity input prices in the Alumina and Primary Aluminum segments.

Excluding special items, the Company reported a second quarter 2013 net loss of $10.6 million, compared to a net loss of $1.3 million in first quarter 2013 and second quarter 2012 net profit of $7.7 million.

•
Relative to first quarter 2013, the decline in second quarter 2013 results was due to the effects of an $11.3 million ($7.6 million after tax) decrease in segment profit and a $2.1 million ($1.4 million after tax) increase in interest expense. Second quarter 2013 interest expense reflected the full quarter impact of the debt outstanding following a refinancing the Company completed in March 2013. In March 2013, the Company completed a private offering of $175.0 million aggregate principal amount of 11.0% senior unsecured notes due 2019, and an incremental term loan facility in the amount of $110.0 million under its existing term loan credit agreement. The Company used the net proceeds from the offering and the incremental loan to redeem the remaining $275.3 million aggregate principal amount of its 2007 Notes. Second quarter 2013 interest expense also reflects one month of interest expense associated with a $50 million incremental term loan facility under the Company's existing term loan credit agreement, which it completed at the end of May 2013.

•
Relative to second quarter 2012, second quarter 2013 results primarily reflect the after-tax effects of a $24.1 million decrease in segment profit ($16.1 million after tax), and a $3.4 million ($2.3 million after tax) increase in interest expense reflecting the March and May 2013 debt transactions described above.

Year-to-date Results
Sales for the first six months of 2013 were $690.4 million, compared to $725.2 million in the six months ended June 30, 2012. Of the $34.8 million decrease in sales, $17.3 million was attributable to lower realized prices in the Alumina, Primary Aluminum, and Flat-Rolled Products segments, primarily due to lower LME aluminum prices in 2013. The average realized Midwest transaction price was $0.99 per pound in the first six months of 2013, compared to $1.03 per pound in the first six months of 2012. The remaining portion of the sales decline was largely attributable to lower external shipment volumes in the Alumina segment, where a larger portion of the first quarter volume was directed to the Primary Aluminum segment in order to restock the supply chain following third and fourth quarter 2012 production issues in the Alumina segment.
Total segment profit was $61.3 million in the first six months of 2013 and $93.7 million in the first six months of 2012. Approximately $16.1 million of the $32.4 million decrease was attributable to LME aluminum prices during the first half of 2013. The remainder of the decrease was due to higher natural gas prices and electricity costs in the first half of 2013, partially offset by the favorable impact from higher product premiums and lower carbon and chemical-based commodity inputs in that same period.
Segment Information

	Three months ended
	June 30, 2013	March 31, 2013	June 30, 2012
Key Primary Aluminum segment metrics:
Average realized Midwest transaction price (per pound)	$0.95	$1.03	$1.01
Net Cash Cost (per pound shipped)	$0.83	$0.81	$0.73
Total primary aluminum shipments (pounds, in millions)	148.0	141.8	146.2
Segment profit (loss) (in millions):
Bauxite	$0.7	$4.2	$1.4
Alumina	2.8	4.1	13.7
Primary Aluminum	13.9	24.2	23.1
Eliminations	1.5	(1.3)	2.6
Total integrated upstream business segment profit	18.9	31.2	40.8
Flat-Rolled Products	14.2	13.8	14.6
Corporate	(8.1)	(8.7)	(6.3)
Total segment profit	$25.0	$36.3	$49.1

Bauxite. The Bauxite segment reported a $0.7 million segment profit in second quarter 2013, compared to $4.2 million in first quarter 2013 and $1.4 million in second quarter 2012.

•
Compared to first quarter 2013, second quarter 2013, Bauxite segment results reflect a $4.2 million cumulative negative impact of lower transfer price to the Alumina segment. The transfer pricing mechanism employed by the Company is an agreed upon provisional pricing arrangement with the Government of Jamaica. During second quarter 2013, the transfer price declined significantly, which not only caused a lower price for the quarter, it also gave rise to a retroactive price adjustment for first quarter 2013. Aside from the above pricing change, Bauxite segment results were relatively unchanged from the first quarter of 2013 with higher maintenance costs offset by lower shipping and demurrage.

•
Compared to second quarter 2012, second quarter 2013, improved operating costs efficiencies and lower demurrage costs contributed to higher level of profitability in the Bauxite segment, before adjusting for prices.

Alumina. The Alumina segment reported a $2.8 million segment profit in second quarter 2013, compared to $4.1 million in first quarter 2013 and $13.7 million in second quarter 2012.

•
Compared to first quarter 2013, second quarter 2013 Alumina segment results reflect a $6.4 million negative impact from lower LME aluminum prices on LME-indexed internal and external shipments and a $3.0 million negative impact from higher natural gas prices. Lower bauxite purchase prices, improvement in fixed cost absorption due to higher production levels and more reliable operations in second quarter 2013 offset a portion of the pricing and natural gas impact.

•
Compared to second quarter 2012, second quarter 2013 Alumina segment results reflect an $8.8 million negative impact from lower LME aluminum prices on LME-indexed internal and external shipments and a $7.1 million negative impact from higher natural gas prices, partially offset by the same factors above in second quarter 2013.

Primary Aluminum. Segment profit in second quarter 2013 was $13.9 million, compared to $24.2 million in first quarter 2013 and $23.1 million in second quarter 2012.

•
Compared to first quarter 2013, second quarter 2013 Primary Aluminum segment profit decreased $10.3 million. An 7.8% decrease in the average realized Midwest transaction price for the quarter had an $11.6 million negative impact on segment profit. Additionally, higher fuel adjustment charges and normal seasonal peak power rates had a $5.3 million negative impact on segment profit. These negative factors were partially offset by lower LME-indexed alumina prices, higher shipment volumes, and the timing and amount of employee benefit accruals.

•
Primary Aluminum segment profit in second quarter 2013 decreased by $9.2 million from second quarter 2012. A 5.9% decrease in the average realized Midwest transaction price had an $8.9 million negative impact on segment profit. Additionally, higher electricity prices, principally due to a rate increase which became effective in February 2013, had a $4.6 million negative impact. These negative factors were partially offset by lower LME-indexed alumina prices, improved value-added product premiums and lower prices for carbon-based commodity inputs.

Net Integrated Aluminum Cash Cost. Net Cash Cost in second quarter 2013 was $0.83, compared to $0.81 in first quarter 2013 and $0.73 in second quarter 2012.

•
Compared to first quarter 2013, second quarter 2013 Net Cash Cost increased by $0.02 per pound, reflecting the negative effect from higher natural gas prices and lower LME-indexed alumina prices on external shipments in the Alumina segment, and higher electricity costs due to higher fuel adjustment charges and normal seasonal peak power rates in the Primary Aluminum segment. These negative factors were partially offset by the timing and amount of employee benefit accruals.

Seasonal peak power rates increased the Company's integrated primary aluminum cash cost by approximately $0.03 per pound in second quarter 2013 compared to first quarter 2013. Third quarter results will reflect the full impact of seasonal peak power rates, or approximately $0.10 per pound in total. There are no seasonal peak power rates in first or fourth quarters.

•
Compared to second quarter 2012, second quarter 2013 Net Cash Cost increased by $0.10 per pound, reflecting the negative effect from higher natural gas prices and lower LME-indexed alumina prices on external shipments in the Alumina segment, and higher electricity prices in the Primary Aluminum segment, principally due to a rate increase which became effective in February 2013. These negative factors were partially offset by the favorable impact from lower chemical and carbon-based commodity input prices in the Alumina and Primary Aluminum segments.

Flat-Rolled Products. Segment profit in second quarter 2013 was $14.2 million, compared to $13.8 million in first quarter 2013 and $14.6 million in second quarter 2012.
Corporate. Corporate expenses in second quarter 2013 were $8.1 million, relatively unchanged compared to $8.7 million in first quarter 2013 and in $6.3 million in second quarter 2012. Second quarter 2013 Corporate expenses were approximately $1.8 million higher than the comparable period in 2012, due primarily to differences in the timing and amount of estimated accruals under the Company's incentive compensation program.

Liquidity and Capital Resources
At June 30, 2013, the Company had $57.8 million of cash and cash equivalents. Available borrowing capacity under the Company's asset-based revolving credit facility was $143.1 million, calculated as of June 30, 2013.
Operating activities provided $16.8 million of cash in second quarter 2013, compared to $2.1 million of cash used in first quarter 2013 and $1.9 million used in second quarter 2012. The table below summarizes the key drivers in the Company's operating cash flow:

	Three months ended
(in millions)	June 30, 2013	March 31, 2013	June 30, 2012
Segment profit	$25.0	$36.3	$49.1
Gas hedges	—	—	(10.5)
Prepaid expenses and other	(2.5)	9.8	(12.2)
Interest paid	(6.9)	(10.2)	(11.6)
Taxes paid	(6.0)	—	(23.2)
Operating working capital	7.2	(38.0)	6.5
Cash provided by (used in) operating activities	$16.8	$(2.1)	$(1.9)
The Company's operating results and cash flows have been adversely affected by lower LME aluminum prices during the three and six months ended June 30, 2013. Macroeconomic uncertainty around global manufacturing activity and China's economy have combined with bearish sentiment towards aluminum's supply-side fundamentals to bring aluminum prices to levels that are among historical lows in real terms.
In that pricing environment, the Company continues to evaluate and take appropriate actions to manage its liquidity position and provide for prudent investment in long-term growth.
In addition to controlling costs and managing working capital, in May 2013 the Company entered into a $50.0 million incremental term loan facility under its existing term loan credit agreement and obtained $15.0 million in additional commitments under its existing asset-based revolving credit agreement.

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in millions, except per share data and where noted)
(unaudited)

	Three months ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	$	$	$	$
Statements of operations data:
Sales	352.0	371.7	690.4	725.2
Operating costs and expenses:
Cost of sales	334.2	331.9	639.8	636.1
Selling, general and administrative expenses	21.5	14.8	46.1	40.5
Total operating costs and expenses	355.7	346.7	685.9	676.6
Operating income (loss)	(3.7)	25.0	4.5	48.6
Other (income) expense:
Interest expense, net	12.2	8.8	22.3	15.3
(Gain) loss on hedging activities, net	3.0	(22.4)	(2.4)	(37.1)
Debt refinancing expense	—	—	2.5	8.1
Total other (income) expense, net	15.2	(13.6)	22.4	(13.7)
Income (loss) before income taxes	(18.9)	38.6	(17.9)	62.3
Income tax expense (benefit)	(6.6)	13.3	(6.2)	20.8
Net income (loss)	(12.3)	25.3	(11.7)	41.5
Net income (loss) per common share:
Basic	$(0.18)	$0.38	$(0.17)	$0.62
Diluted	$(0.18)	$0.36	$(0.17)	$0.60
Weighted-average common shares outstanding:
Basic	67.91	67.46	67.85	67.40
Diluted	67.91	69.33	67.85	69.09
Cash dividends declared per common share	$0.04	$0.04	$0.08	$1.33
External sales by segment:
Bauxite	10.9	13.0	22.7	23.7
Alumina	51.4	55.9	93.4	113.5
Primary Aluminum	136.5	143.9	275.2	284.0
Flat-Rolled Products	153.2	158.9	299.1	304.0
Total	352.0	371.7	690.4	725.2
Segment profit (loss):
Bauxite	0.7	1.4	4.9	3.6
Alumina	2.8	13.7	6.9	27.4
Primary Aluminum	13.9	23.1	38.1	48.8
Flat-Rolled Products	14.2	14.6	28.0	29.1
Corporate	(8.1)	(6.3)	(16.8)	(15.0)
Eliminations	1.5	2.6	0.2	(0.2)
Total	25.0	49.1	61.3	93.7
Financial and other data:
Average realized Midwest transaction price (per pound)	$0.95	$1.01	$0.99	$1.03
Net Cash Cost (per pound shipped)	$0.83	$0.73	$0.82	$0.76
Shipments:
Third party shipments:
Bauxite (kMts)	457.1	562.2	963.1	1,010.8
Alumina (kMts)	163.2	163.0	288.2	328.3
Primary Aluminum (pounds, in millions)	126.4	127.6	245.9	249.1
Flat-Rolled Products (pounds, in millions)	102.1	101.8	195.9	195.2
Intersegment shipments:
Bauxite (kMts)	692.4	600.1	1,395.4	1,296.5
Alumina (kMts)	134.0	125.7	285.0	248.6
Primary Aluminum (pounds, in millions)	21.6	18.6	43.9	39.3

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except par value)
(unaudited)

	June 30,	December 31,
	2013	2012
	$	$
ASSETS
Current assets:
Cash and cash equivalents	57.8	36.1
Accounts receivable, net	124.3	106.6
Inventories, net	204.8	195.8
Taxes receivable	5.3	2.0
Prepaid expenses	5.4	8.9
Other current assets	15.1	18.9
Total current assets	412.7	368.3
Property, plant and equipment, net	690.5	694.5
Goodwill	137.6	137.6
Other intangible assets, net	58.2	61.2
Other assets	94.3	96.1
Total assets	1,393.3	1,357.7
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	103.1	107.2
Accrued liabilities	63.9	58.8
Derivative liabilities, net	8.0	1.8
Deferred tax liabilities	12.5	16.8
Current portion of long-term debt	4.9	3.3
Total current liabilities	192.4	187.9
Long-term debt, net	645.2	592.4
Long-term derivative liabilities, net	0.4	0.1
Pension and other post-retirement benefit ("OPEB") liabilities	185.9	187.2
Other long-term liabilities	50.6	52.3
Long-term deferred tax liabilities	179.9	183.5
Common stock subject to redemption (0.2 shares at December 31, 2012)	—	2.0
Shareholders’ equity:
Preferred stock (25.0 shares authorized, $0.01 par value; no shares issued and outstanding at June 30, 2013 and December 31, 2012)	—	—
Common stock (200.0 shares authorized; $0.01 par value; 67.9 shares issued and outstanding at June 30, 2013; 67.7 shares issued and outstanding at December 31, 2012, including 0.2 shares subject to redemption at December 31, 2012)	0.7	0.7
Capital in excess of par value	237.1	233.4
Retained earnings	0.7	17.9
Accumulated other comprehensive loss	(105.6)	(105.7)
Total shareholders’ equity	132.9	146.3
Non-controlling interest	6.0	6.0
Total equity	138.9	152.3
Total liabilities and equity	1,393.3	1,357.7

NORANDA ALUMINUM HOLDING CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	Three months ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	$	$	$	$
OPERATING ACTIVITIES
Net income (loss)	(12.3)	25.3	(11.7)	41.5
Adjustments to reconcile net income (loss) to cash provided by (used in) operating activities:
Depreciation and amortization	23.4	23.7	46.6	46.6
Non-cash interest expense	0.6	0.7	1.3	1.4
Last in, first out and lower of cost or market inventory adjustments	1.4	0.6	2.2	(4.3)
(Gain) loss on disposal of assets	0.8	(3.2)	0.6	(2.6)
(Gain) loss on hedging activities, excluding cash settlements	0.5	(35.0)	(4.9)	(61.0)
Debt refinancing expense	—	—	2.5	8.1
Deferred income taxes	(9.9)	2.4	(8.4)	0.1
Share-based compensation expense	1.2	0.8	2.2	3.0
Changes in other assets	(0.9)	(2.0)	(2.3)	(3.4)
Changes in pension, other post-retirement and other long-term liabilities	3.5	2.4	4.2	1.1
Changes in current operating assets and liabilities:
Accounts receivable, net	0.6	(0.1)	(17.7)	(29.0)
Inventories, net	(2.6)	14.2	(11.0)	(8.7)
Taxes receivable and taxes payable	(2.6)	(12.0)	(3.7)	(4.2)
Other current assets	(0.5)	(10.0)	11.8	22.2
Accounts payable	9.2	(7.6)	(2.1)	4.5
Accrued liabilities	4.4	(2.1)	5.1	(33.6)
Cash provided by (used in) operating activities	16.8	(1.9)	14.7	(18.3)
INVESTING ACTIVITIES
Capital expenditures	(20.6)	(20.3)	(39.5)	(41.9)
Proceeds from sale of property, plant and equipment	0.6	4.8	0.8	4.8
Cash used in investing activities	(20.0)	(15.5)	(38.7)	(37.1)
FINANCING ACTIVITIES
Shares tendered for taxes, share-based payment arrangements, net of proceeds from issuance of common shares	—	0.1	(0.2)	(0.1)
Dividends paid to shareholders	(2.7)	(2.6)	(5.4)	(89.5)
Distributions paid to share-based award holders	—	—	—	(3.1)
Repayments of long-term debt	(1.2)	(0.8)	(277.6)	(154.0)
Borrowings on long-term debt, net	49.5	—	331.8	322.6
Payments of financing costs	(0.7)	(1.7)	(2.9)	(12.6)
Cash provided by (used in) financing activities	44.9	(5.0)	45.7	63.3
Change in cash and cash equivalents	41.7	(22.4)	21.7	7.9
Cash and cash equivalents, beginning of period	16.1	73.0	36.1	42.7
Cash and cash equivalents, end of period	57.8	50.6	57.8	50.6

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Three months ended June 30, 2013
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	10.9	51.4	136.5	153.2	—	—	352.0
Intersegment	19.2	35.7	20.1	—	—	(75.0)	—
Total sales	30.1	87.1	156.6	153.2	—	(75.0)	352.0

Capital expenditures	6.4	3.8	7.3	2.8	0.3	—	20.6
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	0.7	2.8	13.9	14.2	(8.1)	1.5	25.0
Depreciation and amortization	(3.0)	(5.3)	(10.1)	(4.7)	(0.3)	—	(23.4)
Last in, first out and lower of cost or market inventory adjustments	—	—	(1.3)	0.2	—	(0.3)	(1.4)
(Gain) loss on disposal of assets	—	0.4	—	(1.2)	—	—	(0.8)
Non-cash pension, accretion and stock compensation	0.1	(0.3)	(1.7)	(1.6)	(1.4)	—	(4.9)
Relocation and severance	—	(0.1)	(0.2)	(0.1)	(0.1)	—	(0.5)
Consulting fees	—	—	—	—	(0.1)	—	(0.1)
Cash settlements on hedging transactions	—	—	0.6	2.5	—	—	3.1
Other, net	(0.1)	(0.1)	—	—	0.1	(0.6)	(0.7)
Operating income (loss)	(2.3)	(2.6)	1.2	9.3	(9.9)	0.6	(3.7)
Interest expense, net							12.2
Loss on hedging activities, net							3.0
Total other expense, net							15.2
Loss before income taxes							(18.9)

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Three months ended June 30, 2012
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	13.0	55.9	143.9	158.9	—	—	371.7
Intersegment	19.3	37.3	18.3	—	—	(74.9)	—
Total sales	32.3	93.2	162.2	158.9	—	(74.9)	371.7

Capital expenditures	2.7	3.9	8.0	4.9	0.8	—	20.3
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	1.4	13.7	23.1	14.6	(6.3)	2.6	49.1
Depreciation and amortization	(2.2)	(5.3)	(11.1)	(4.8)	(0.3)	—	(23.7)
Last in, first out and lower of cost or market inventory adjustments	—	—	1.0	(1.6)	—	—	(0.6)
(Gain) loss on disposal of assets	—	—	(1.1)	4.3	—	—	3.2
Non-cash pension, accretion and stock compensation	(0.1)	(0.2)	(1.3)	(1.1)	(1.3)	—	(4.0)
Relocation and severance	—	—	—	(0.1)	(0.1)	—	(0.2)
Cash settlements on hedging transactions	—	—	0.5	2.8	—	—	3.3
Other, net	—	(0.3)	0.1	0.1	—	(2.0)	(2.1)
Operating income (loss)	(0.9)	7.9	11.2	14.2	(8.0)	0.6	25.0
Interest expense, net							8.8
Gain on hedging activities, net							(22.4)
Total other income, net							(13.6)
Income before income taxes							38.6

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Six Months Ended June 30, 2013
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	22.7	93.4	275.2	299.1	—	—	690.4
Intersegment	42.9	79.8	42.6	—	—	(165.3)	—
Total sales	65.6	173.2	317.8	299.1	—	(165.3)	690.4

Capital expenditures	7.2	8.9	15.7	6.2	1.5	—	39.5
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	4.9	6.9	38.1	28.0	(16.8)	0.2	61.3
Depreciation and amortization	(5.0)	(10.6)	(21.2)	(9.3)	(0.5)	—	(46.6)
Last in, first out and lower of cost or market inventory adjustments	—	—	0.4	(2.3)	—	(0.3)	(2.2)
(Gain) loss on disposal of assets	—	0.5	0.1	(1.2)	—	—	(0.6)
Non-cash pension, accretion and stock compensation	0.1	(0.5)	(3.5)	(2.9)	(2.8)	—	(9.6)
Relocation and severance	—	(0.2)	(0.4)	(0.1)	(0.4)	—	(1.1)
Consulting fees	—	—	—	—	(0.4)	—	(0.4)
Cash settlements on hedging transactions	—	—	0.7	3.0	—	—	3.7
Other, net	(0.1)	(0.2)	—	(0.1)	0.1	0.3	—
Operating income (loss)	(0.1)	(4.1)	14.2	15.1	(20.8)	0.2	4.5
Interest expense, net							22.3
Gain on hedging activities, net							(2.4)
Debt refinancing expense							2.5
Total other expense, net							22.4
Loss before income taxes							(17.9)

NORANDA ALUMINUM HOLDING CORPORATION
SEGMENT RESULTS
(in millions)
(unaudited)

	Six Months Ended June 30, 2012
	Bauxite	Alumina	Primary Aluminum	Flat-Rolled Products	Corporate	Eliminations	Consolidated
	$	$	$	$	$	$	$
Sales:
External customers	23.7	113.5	284.0	304.0	—	—	725.2
Intersegment	41.8	74.2	40.1	—	—	(156.1)	—
Total sales	65.5	187.7	324.1	304.0	—	(156.1)	725.2

Capital expenditures	4.0	8.2	20.7	7.7	1.3	—	41.9
Reconciliation of segment profit (loss) to operating income (loss):
Segment profit (loss)	3.6	27.4	48.8	29.1	(15.0)	(0.2)	93.7
Depreciation and amortization	(4.2)	(10.5)	(21.9)	(9.3)	(0.7)	—	(46.6)
Last in, first out and lower of cost or market inventory adjustments	—	—	4.4	0.4	—	(0.5)	4.3
(Gain) loss on disposal of assets	—	—	(1.6)	4.2	—	—	2.6
Non-cash pension, accretion and stock compensation	(0.1)	(0.4)	(2.7)	(2.4)	(3.5)	—	(9.1)
Relocation and severance	—	—	(0.2)	(0.1)	(0.1)	—	(0.4)
Consulting fees	—	—	—	—	(0.5)	—	(0.5)
Cash settlements on hedging transactions	—	—	0.5	4.0	—	—	4.5
Other, net	—	(0.4)	0.1	0.1	(0.2)	0.5	0.1
Operating income (loss)	(0.7)	16.1	27.4	26.0	(20.0)	(0.2)	48.6
Interest expense, net							15.3
Gain on hedging activities, net							(37.1)
Debt refinancing expense							8.1
Total other income, net							(13.7)
Income before income taxes							62.3

ADJUSTED EBITDA
(in millions)
(unaudited)
Management uses "Adjusted EBITDA" as a liquidity measure in respect of the ratios disclosed below, as defined in the Company’s debt agreements. As used herein, Adjusted EBITDA means net income before income taxes, net interest expense, depreciation and amortization, adjusted to eliminate certain non-cash expenses and other specified items of income or expense as outlined below (in millions):

					Twelve Months Ended
	Three months ended June 30,		Six Months Ended June 30,		June 30,	December 31,
	2013	2012	2013	2012	2013	2012
	$	$	$	$	$	$
Adjusted EBITDA	25.0	38.6	61.3	73.6	84.6	96.9
Last in, first out and lower of cost or market inventory adjustments (a)	(1.5)	(0.6)	(2.3)	4.3	3.1	9.7
Gain (loss) on disposal of assets	(0.9)	3.2	(0.7)	2.6	1.7	5.0
Non-cash pension, accretion and stock compensation	(4.9)	(4.0)	(9.6)	(9.1)	(18.0)	(17.5)
Relocation and severance	(0.5)	(0.2)	(1.1)	(0.4)	(1.6)	(0.9)
Consulting fees	(0.1)	—	(0.4)	(0.5)	(0.6)	(0.7)
Debt refinancing expense	—	—	(2.5)	(8.1)	(2.5)	(8.1)
Non-cash derivative gains (b)	0.1	36.2	6.1	61.7	71.1	126.7
Other, net	(0.5)	(2.1)	0.2	0.1	(4.8)	(4.9)
Depreciation and amortization	(23.4)	(23.7)	(46.6)	(46.6)	(98.5)	(98.5)
Interest expense, net	(12.2)	(8.8)	(22.3)	(15.3)	(40.1)	(33.1)
Income tax	6.6	(13.3)	6.2	(20.8)	1.9	(25.1)
Net income (loss)	(12.3)	25.3	(11.7)	41.5	(3.7)	49.5

(a)
The Company’s New Madrid smelter and the Company's rolling mills use the LIFO method of inventory accounting for financial reporting and tax purposes. This adjustment restates net income to the FIFO method by eliminating LIFO expenses related to inventories held at the New Madrid smelter and the rolling mills. Product inventories at Gramercy and St. Ann and supplies inventories at New Madrid are stated at lower of weighted-average cost or market, and are not subject to the LIFO adjustment. The Company also reduces inventories to the lower of cost (adjusted for purchase accounting) or market value.

(b)
At various times, the Company has used derivative financial instruments to mitigate effects of fluctuations in aluminum and natural gas prices. This adjustment eliminates the non-cash gains and losses resulting from fair market value changes of those derivative financial instruments.

Adjusted EBITDA is not a measure of financial performance under U.S. GAAP, and may not be comparable to similarly titled measures used by other companies in the Company’s industry. Adjusted EBITDA should not be considered in isolation from or as an alternative to net income, income from continuing operations, operating income or any other performance measures derived in accordance with U.S. GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s results as reported under U.S. GAAP. For example, Adjusted EBITDA excludes certain tax payments that may represent a reduction in cash available to the Company; does not reflect any cash requirements for the assets being depreciated and amortized that may have to be replaced in the future; does not reflect capital cash expenditures, future requirements for capital expenditures or contractual commitments; does not reflect changes in, or cash requirements for, the Company’s working capital needs; and does not reflect the interest expense, or the cash requirements necessary to service interest or principal payments on the Company’s indebtedness. Adjusted EBITDA also includes incremental stand-alone costs and adds back non-cash hedging gains and losses, and certain other non-cash charges that are deducted in calculating net income. However, these are expenses that may recur, vary greatly and are difficult to predict. In addition, certain of these expenses can represent the reduction of cash that could be used for other corporate purposes. You should not consider the Company’s Adjusted EBITDA as an alternative to operating income or net income, determined in accordance with U.S. GAAP, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities, determined in accordance with U.S. GAAP, as an indicator of the Company’s cash flows or as a measure of liquidity.

The following table reconciles Adjusted EBITDA to cash flow from operating activities for the periods presented (in millions):

					Twelve Months Ended
	Three months ended June 30,		Six Months Ended June 30,		June 30,	December 31,
	2013	2012	2013	2012	2013	2012
	$	$	$	$	$	$
Adjusted EBITDA	25.0	38.6	61.3	73.6	84.6	96.9
Stock compensation expense	1.2	0.8	2.2	3.0	4.0	4.8
Changes in other assets	(0.9)	(2.0)	(2.3)	(3.4)	(9.2)	(10.3)
Changes in pension, other post-retirement liabilities and other long-term liabilities	3.5	2.4	4.2	1.1	7.8	4.7
Changes in current operating assets and liabilities	8.5	(17.6)	(17.6)	(48.8)	36.6	5.4
Changes in current income taxes	(3.1)	(10.9)	(2.0)	(20.7)	(8.8)	(27.5)
Changes in accrued interest	(11.6)	(8.1)	(21.0)	(13.9)	(37.4)	(30.3)
Non-cash pension, accretion and stock compensation	(4.9)	(4.0)	(9.6)	(9.1)	(18.0)	(17.5)
Restructuring, relocation and severance	(0.5)	(0.2)	(1.1)	(0.4)	(1.6)	(0.9)
Consulting and sponsor fees	(0.1)	—	(0.4)	(0.5)	(0.6)	(0.7)
Other, net	(0.3)	(0.9)	1.0	0.8	(5.5)	(5.7)
Cash flow provided by (used in) operating activities	16.8	(1.9)	14.7	(18.3)	51.9	18.9
Covenant Compliance and Financial Ratios
The Company's debt agreements do not require it to achieve any financial performance metric or ratio in order to avoid a default (subject, in the case of the senior secured revolving credit facility, to its maintaining minimum availability thereunder). However, such agreements do restrict Noranda AcquisitionCo's and its subsidiaries' ability, among other things, to (i) incur additional indebtedness; (ii) declare or pay dividends or make other distributions or repurchase or redeem its capital stock; (iii) make investments; (iv) sell assets, including capital stock of subsidiaries; (v) enter into agreements restricting its subsidiaries' ability to pay dividends; (vi) consolidate, merge, sell or otherwise dispose of all or substantially all of its assets; (vii) enter into transactions with our affiliates; (viii) incur liens and (ix) engage in certain business activities. Further, certain covenants contained in the Company's debt agreements governing the senior secured credit facilities and the indentures governing the Company's Notes restrict its ability to take certain actions if it is unable to meet certain ratios including, among others:(i) the ratio of Adjusted EBITDA, calculated on a trailing four-quarter basis, to fixed charges (the "Fixed-Charge Coverage Ratio") or (ii) the ratio of Adjusted EBITDA, calculated on a trailing four-quarter basis and subtracting certain cash payments, including certain taxes, capital expenditures and dividends, to fixed charges (the "Revolver Fixed-Charge Coverage Ratio") or (iii) the ratio of senior first-lien secured net debt to Adjusted EBITDA, calculated on a trailing four-quarter basis (the "Net Senior Secured Leverage Ratio"). The actions which could be restricted include incurring additional secured or unsecured debt, expanding borrowings under existing term loan facilities, paying dividends, engaging in mergers, acquisitions and certain other investments, and retaining proceeds from asset sales. Furthermore, the Company's ability to take certain actions, including paying dividends and making acquisitions and certain other investments, depends on the amounts available for such actions under the applicable covenants, which amounts accumulate with reference to Adjusted EBITDA, or Consolidated Net Income (each as defined in the Company's debt agreements), on a quarterly basis.

Certain of the minimum or maximum ratio levels set forth in the Company's covenants as conditions to its undertaking certain actions and its actual performance are summarized below:

		Requirements	Actual as of
			June 30, 2013	December 31, 2012
AcquisitionCo Notes (1)	Fixed-Charge Coverage Ratio	Minimum 2.0 to 1.0	1.6 to 1.0	2.8 to 1.0
Revolver (2)	Revolver Fixed-Charge Coverage Ratio	Minimum 1.0 to 1.0	--	--
Term B Loan and Revolver (3)	Total Net Senior First Lien Secured Leverage Ratio	Maximum 2.25 to 1.0	4.9 to 1.0	2.9 to 1.0

(1)
For Noranda Aluminum Acquisition Corp, fixed charges on a pro forma basis (giving effect to debt repayments) for the four quarters ended June 30, 2013 and the year ended December 31, 2012 were $52.5 million and $35.2 million, respectively.

(2)
As defined in the credit agreement governing the Revolver, fixed charges for the four quarters ended June 30, 2013 and the year ended December 31, 2012 were $42.3 million and $33.6 million respectively. For the four quarters ended June 30, 2013, and the year ended December 31, 2012, the Revolver Fixed-Charge Coverage Ratio was less than 1.0 to 1.0.

(3)
As used in calculating this ratio, "senior first-lien secured net debt" means the amount outstanding under the Term B Loan and the Revolver and any debt secured by a first priority lien on assets of Noranda Aluminum Acquisition Corp and/or any of its subsidiaries, less "unrestricted cash" and "permitted investments" (as defined under the Company's Senior Secured Credit Facilities) up to a cap of $100.0 million. At June 30, 2013 and December 31, 2012, senior first lien secured debt was $480.3 million and $322.6 million, respectively, and unrestricted cash and permitted investments were $57.6 million and $35.8 million, respectively, resulting in senior first lien secured net debt of $422.7 million and $286.8 million, respectively.

Because the Revolver Fixed-Charge Coverage Ratio (as defined above) was less than 1.0 to 1.0 as of June 30, 2013, the Company must maintain at least $20.0 million of available borrowing capacity under its Revolver. Net of the impact of reducing availability by $20.0 million, the Company's available borrowing capacity under the Revolver was $143.1 million, calculated as of June 30, 2013. The Company's debt agreements do not otherwise require it to maintain any financial performance metric or ratio in order to avoid a default.

NORANDA ALUMINUM HOLDING CORPORATION
NET CASH COST OF PRIMARY ALUMINUM
(unaudited)
Net cash cost of primary aluminum per pound represents the costs of producing commodity grade aluminum net of value-added premiums on primary aluminum sales. The Company has provided net cash cost per pound of aluminum shipped because it provides investors with additional information to measure operating performance. Using this metric, investors are able to assess the prevailing LME price plus Midwest premium per pound versus unit net costs per pound shipped. Net cash cost per pound is positively or negatively impacted by changes in primary aluminum, alumina and bauxite production and sales volumes, natural gas and oil related costs, seasonality in electrical contract rates, and increases or decreases in other production related costs. Net cash cost per pound is not a measure of financial performance under U.S. GAAP and may not be comparable to similarly titled measures used by other companies. Net cash cost per pound shipped should not be considered in isolation from or as an alternative to any performance measures derived in accordance with U.S. GAAP. The following table shows the calculation of net cash cost of primary aluminum:

	Three months ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Total primary aluminum cash cost (in millions)(a)	$122.4	$107.2	$237.5	$218.0
Total shipments (pounds in millions)	148.0	146.2	289.8	288.4
Net Cash Cost (per pound shipped)	$0.83	$0.73	$0.82	$0.76

(a) Total primary aluminum cash cost is calculated below (in millions):
Total primary aluminum revenue	$156.6	$162.2	$317.8	$324.1
Less fabrication premiums and other revenue	(15.3)	(14.2)	(30.2)	(26.5)
Realized Midwest transaction price revenue	141.3	148.0	287.6	297.6

Primary Aluminum segment profit	13.9	23.1	38.1	48.8
Alumina segment profit	2.8	13.7	6.9	27.4
Bauxite segment profit	0.7	1.4	4.9	3.6
Profit Eliminations	1.5	2.6	0.2	(0.2)
Total	18.9	40.8	50.1	79.6
Total primary aluminum cash cost (in millions)	$122.4	$107.2	$237.5	$218.0

NORANDA ALUMINUM HOLDING CORPORATION
CALCULATION OF DILUTED EARNINGS (LOSS) PER SHARE,
EXCLUDING SPECIAL ITEMS
(in millions, except per share information)
(unaudited)
"Net income (loss), excluding special items" means net income (loss) adjusted to eliminate the impact of certain transactions and events referred to as "special items," as listed herein. "Diluted earnings (loss) per share, excluding special items" refers to net income (loss) excluding special items, divided by the number of diluted weighted-average common shares outstanding. Management has provided net income (loss), excluding special items and diluted earnings (loss) per share, excluding special items because the measure provides investors with additional information with which to measure operating results. Using these metrics, investors are able to assess the impact of certain transactions and events on earnings and to compare net income (loss) from period to period with the impact of those transactions and events removed from all periods. Management believes this metric is a valuable tool in assisting investors to compare financial results from period to period.
Net income (loss), excluding special items may not be comparable to similarly titled measures used by other companies. Net income (loss), excluding special items should not be considered in isolation from or as an alternative to net income (loss) or any other performance measures derived in accordance with U.S. GAAP. Net income (loss), excluding special items has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of results as reported under U.S. GAAP.
Special items and diluted earnings (loss) per share, excluding special items are outlined below (in millions):

	Three months ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
	$	$	$	$
	Increase (decrease) to net income		Increase (decrease) to net income
Special items:
Transaction costs (1)	—	—	(2.5)	(8.6)
Modification of stock options (2)	—	0.1	—	(1.1)
Gain on sale of idle mill mill equipment	—	4.5	—	4.5
(Loss) gain on hedging activities	(3.0)	22.4	2.4	37.1
Total special items (pre-tax)	(3.0)	27.0	(0.1)	31.9
Diluted earnings per share, excluding special items:
Pre-tax income (loss)	(18.9)	38.6	(17.9)	62.3
Pre-tax impact of special items	3.0	(27.0)	0.1	(31.9)
Pre-tax income (loss), excluding special items	(15.9)	11.6	(17.8)	30.4
Income taxes, excluding special items (3)	(5.3)	3.9	(5.9)	10.2
Net income (loss), excluding special items	(10.6)	7.7	(11.9)	20.2
Weighted-average common shares outstanding, diluted (shares, in millions) (4)	67.91	69.33	67.85	69.09
Diluted earnings (loss) per share, excluding special items	(0.16)	0.11	(0.18)	0.29

(1)
Includes, for the six months ended June 30, 2013, debt refinancing expense representing the write-off of deferred financing costs and third party fees related to the AcquisitionCo Notes due 2015. Includes, for the six months ended June 30, 2012, $8.1 million of costs related to the 2012 refinancing and the related tender offer, including creditor and third-party fees as well as the write-off of deferred financing fees. The amount for the six months ended June 30, 2012 also includes $0.5 million of costs related to the public secondary offering of 10 million shares of common stock by Apollo.

(2)
During the six months ended June 30, 2012, holders of stock options, service-vesting restricted stock and restricted stock units were paid cash for the $1.25 per share supplemental dividend. The Company accelerated $1.2 million of share-based payment compensation expense in connection with this award modification. Share-based payment compensation cost related to the modified awards of $0.4 million would have been recognized ratably throughout second, third and fourth quarter 2012 had the modification not occurred.

(3)
Income taxes, excluding special items were calculated using the Company's estimated annual effective tax rate from continuing operations, which was 33.1% for the three months ended June 30, 2013 and 33.7% for the three months ended June 30, 2012.

(4)
Due to the net loss for the three and six months ended June 30, 2013, potential common shares were excluded from the weighted-average common shares outstanding because these potential shares would have been antidilutive.

Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements about future, not past, events and involve certain important risks and uncertainties, any of which could cause the Company’s actual results to differ materially from those expressed in forward-looking statements, including, without limitation: the cyclical nature of the aluminum industry and fluctuating commodity prices, which cause variability in earnings and cash flows; a downturn in general economic conditions, including changes in interest rates, as well as a downturn in the end-use markets for certain of the Company’s products; fluctuations in the relative cost of certain raw materials and energy compared to the price of primary aluminum and aluminum rolled products; the effects of competition in Noranda’s business lines; Noranda’s ability to retain customers, a substantial number of which do not have long-term contractual arrangements with the Company; the ability to fulfill the business’s substantial capital investment needs; labor relations (i.e. disruptions, strikes or work stoppages) and labor costs; unexpected issues arising in connection with Noranda’s operations outside of the United States; the ability to retain key management personnel; and Noranda’s expectations with respect to its acquisition activity, or difficulties encountered in connection with acquisitions, dispositions or similar transactions.
Forward-looking statements contain words such as "believes," "expects," "may," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions that relate to Noranda’s strategy, plans or intentions. All statements Noranda makes relating to its estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results or to the Company’s expectations regarding future industry trends are forward-looking statements. Noranda undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise except as otherwise required by law. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made and which reflect management's current estimates, projections, expectations or beliefs.
For a discussion of additional risks and uncertainties that may affect the future results of Noranda, please see the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.
Non-GAAP Financial Measures
This press release and the presentation slides for the earnings call contain non-GAAP financial measures as defined by SEC rules. Management believes that these measures are helpful to investors in measuring financial performance and comparing performance to that of its peers. However, these non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures used by other companies. These non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation or as a substitute for U.S. GAAP financial measures. To the extent non-GAAP financial measures are discussed on the earnings call, a reconciliation of each measure to the most directly comparable U.S. GAAP measure will be available within this press release or within the presentation slides filed as Exhibit 99.2 to the Current Report on Form 8-K furnished to the SEC concurrent with the issuance of this press release.
About the Company
Noranda Aluminum Holding Corporation is a leading North American integrated producer of value-added primary aluminum products, as well as high quality rolled aluminum coils. Noranda is a public company affiliated with its private equity sponsor.
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Contact
Robert Mahoney
Chief Financial Officer
(615) 771-5752
robert.mahoney@noralinc.com

John A. Parker
Vice President of Communication and Investor Relations
(615) 771-5734
john.parker@noralinc.com